Execution Version

EXHIBIT 4.9

SPIRIT AEROSYSTEMS, INC. as Issuer, SPIRIT AEROSYSTEMS HOLDINGS, INC., THE SUBSIDIARY GUARANTORS PARTY HERETO and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Trustee
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SUPPLEMENTAL INDENTURE
Dated as of December 5, 2016
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$300,000,000 3.850% Senior Notes due 2026

Execution Version

This SUPPLEMENTAL INDENTURE, dated as of December 5, 2016 (this “Supplemental Indenture”), by and among SPIRIT AEROSYSTEMS, INC., a Delaware corporation (the “Company”), SPIRIT AEROSYSTEMS HOLDINGS, INC., a Delaware corporation (“Holdings”), each Subsidiary Guarantor (as such term is defined in the Indenture) party hereto (each a “Subsidiary Guarantor” and collectively the “Subsidiary Guarantors”) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee (the “Trustee”) under the Indenture (as hereinafter defined). Capitalized terms used herein without definition have the respective meanings given to them in the Indenture.
RECITALS OF THE COMPANY AND THE SUBSIDIARY GUARANTORS
WHEREAS, the Company, Holdings, the Subsidiary Guarantors and the Trustee entered into an Indenture, dated as of June 1, 2016 (the “Indenture”), pursuant to which the Company issued $300,000,000 in aggregate principal amount of its 3.850% Senior Notes due 2026 (the “Notes”) and each of Holdings and the Subsidiary Guarantors jointly and severally guaranteed the obligations with respect to the Notes (each a “Note Guarantee,” which term shall have the meaning given to it in the Indenture);
WHEREAS, pursuant to and in accordance with Section 11.05 of the Indenture, the Subsidiary Guarantors have been automatically and unconditionally released and discharged from their obligations under their Note Guarantees;
WHEREAS, Section 11.05 of the Indenture provides that, upon delivery to the Trustee of an Officer’s Certificate and an Opinion of Counsel confirming that the Note Guarantee of a Subsidiary Guarantor has been released in accordance with Section 11.05 of the Indenture, the Trustee shall execute a supplemental indenture to evidence the release and discharge of such Subsidiary Guarantor from its obligations under its Note Guarantee;
WHEREAS, Section 9.01 of the Indenture provides that the Company and the Trustee may supplement the Indenture without the consent of any Holder of Notes to release a Subsidiary Guarantor in accordance with the terms of the Indenture; and that, upon request of the Company the Trustee will join with the Company in the execution of any such supplemental indenture;
WHEREAS, the Company hereby requests that the Trustee join in the execution and delivery of this Supplemental Indenture; and
WHEREAS, all things necessary to make this Supplemental Indenture when executed by the parties hereto a valid and binding agreement and supplement to the Indenture have been done and performed.
NOW, THEREFORE, the Company, Holdings, the Subsidiary Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes issued under the Indenture:

Execution Version

1.    Release of Note Guarantees of Subsidiary Guarantors.
Pursuant to and in accordance with Section 11.05 of the Indenture, this Supplemental Indenture evidences the release and discharge of each Subsidiary Guarantor from its obligations under its Note Guarantee.
2.    Effectiveness of this Supplemental Indenture.
This Supplemental Indenture shall become effective upon execution hereof by the Company, Holdings, the Subsidiary Guarantors and the Trustee.
3.    Miscellaneous.
3.1    Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed and shall remain in full force and effect in accordance with their terms. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby. Nothing in this Supplemental Indenture or the Notes, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Notes, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Notes.
3.2    This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated in their entirety herein and made applicable to the Trustee with respect hereto.
3.3     THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
3.4    The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page of this Supplemental Indenture by telecopier, facsimile, email or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Supplemental Indenture.
3.5    In case any provision of this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
3.6    The Trustee shall not be responsible in any manner whatsoever for and makes no representations as to the validity, sufficiency or adequacy of this Supplemental Indenture or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company, Holdings and the Subsidiary Guarantors.

Execution Version

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.
SPIRIT AEROSYSTEMS, INC.

By:	/s/ Stacy Hall
Name: Stacy Hall
Title: Treasurer

SPIRIT AEROSYSTEMS HOLDINGS, INC.
as Holdings and Subsidiary Guarantor

By:	/s/ Stacy Hall
Name: Stacy Hall
Title: Treasurer

SPIRIT AEROSYSTEMS FINANCE, INC.
as Subsidiary Guarantor

By:	/s/ Stacy Hall
Name: Stacy Hall
Title: Treasurer

SPIRIT AEROSYSTEMS INTERNATIONAL HOLDINGS, INC.
as Subsidiary Guarantor

By:	/s/ Stacy Hall
Name: Stacy Hall
Title: Treasurer

SPIRIT AEROSYSTEMS INVESTCO, LLC
as Subsidiary Guarantor

By:	/s/ Stacy Hall
Name: Stacy Hall
Title: Treasurer

Execution Version

SPIRIT AEROSYSTEMS OPERATIONS
INTERNATIONAL, INC.
as Subsidiary Guarantor

By:	/s/ Stacy Hall
Name: Stacy Hall
Title: Treasurer

SPIRIT AEROSYSTEMS NORTH CAROLINA, INC.
as Subsidiary Guarantor

By:	/s/ Stacy Hall
Name: Stacy Hall
Title: Treasurer

SPIRIT DEFENSE, INC.
as Subsidiary Guarantor

By:	/s/ Stacy Hall
Name: Stacy Hall
Title: Treasurer

THE BANK OF NEW YORK MELLON TRUST
COMPANY, N.A., as Trustee

By:    /s/ Lawrence M. Kusch
Name: Lawrence M. Kusch
Title: Vice President